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                                                                    EXHIBIT 99.2

PRESS RELEASE_______________________________________________
FOR IMMEDIATE RELEASE

         Verdant Brands, Inc.
         9555 James Avenue S, Suite 200
         Bloomington, MN 55431-2543
         (952) 887-0039  Fax: (952) 887-1300


RELEASE DATE:     February 5, 2001
RELEASE SOURCE CONTACT:    Bruce Mallory, President and COO


               SENIOR SECURED LENDER COMPLETES FORECLOSURE SALE OF
                 VERDANT BRANDS' CANADIAN ASSETS TO WOODSTREAM

MINNEAPOLIS, MN, FEBRUARY 5, 2001
Verdant Brands, Inc. (NASDAQ: VERD.OB) announced today that its senior secured lender has completed the foreclosure sale of the Company's Canadian assets to Woodstream Corporation. In November 2000, Woodstream purchased the US operating assets associated with the environmentally-sensitive insecticide, pest control, and fertilizer products sold through retail distribution. These products are sold under the Safer, Surefire and Ringer brand names. Woodstream Corporation develops and markets complimentary environmentally-sensitive products for the retail markets under the brand names of Victor and Havahart.

The proceeds of both transactions have been used by the Company to pay down its indebtedness to its senior secured lender. The Company has been operating under a Standstill Agreement that expired as of February 2, 2001. The senior secured lender has not yet granted an extension of the Standstill Agreement; accordingly, there are no assurances that funding of operations by the present lender will continue. Efforts continue to find a new source of working capital.

Verdant Brands also markets products that are sold to commercial markets through its wholly owned subsidiary, Consep, Inc. Consep markets environmentally-sensitive insect and pest control products to commercial, retail and the agri-business community.